Exhibit 5

M2 Law
Professional Corporation
Opinion of Counsel and Consent of Counsel

February 17, 2010

Board of Directors
Plycrete, Inc.
1777, Cedar
Mascouche (Quebèc)
Canada J7L 1W6

Re:           Registration Statement on Form S-1

As counsel to Plycrete, Inc., a Nevada corporation (the “Company”), we have participated in the preparation of the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the registration of 2,500,000 shares of the Company’s $.001 par value common stock (“Shares”) to be offered by the Company.

We have examined such corporate records, certificates and other Company documents, and made inquiries of such officers of the Company, as we have deemed necessary or appropriate for purposes of this opinion. In addition, in rendering this opinion, we have relied upon the Company’s representation that the Shares will be offered to the public in the manner and on the terms identified or referred to in the Registration Statement.

Based upon and subject to the foregoing and the effect, if any, of the matters discussed below, after having given due regard to such issues of law as we deemed relevant, and assuming that the Registration Statement becomes and remains effective, and the prospectus which is part thereof, and the prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act of 1933, as amended, throughout all of the periods relevant to this opinion, we are of the opinion that the Shares, when issued, subject to payment therefor by the purchasers, will be lawfully and validly issued, fully paid and non-assessable. This opinion is based on the corporate laws of the State of Nevada, the Company’s state of incorporation.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form S-1 filed by the Company and the reference to my firm contained therein under “Legal Matters.”

Sincerely,

/s/  M2 Law Professional Corporation

M2 Law Professional Corporation

500 Newport Center Drive, Suite 800, Newport Beach, California  92660
Tel: 949.706-1470   Fax: 949.706.1475